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                                                                  Exhibit 10.4.v


                                 FIFTH AMENDMENT
                             TO THE CREDIT AGREEMENT

         This FIFTH AMENDMENT TO THE CREDIT AGREEMENT is entered into as of the 10th day of January, 2001 (the "FIFTH AMENDMENT") by and among AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), AMERICAN LAWYER MEDIA, INC., a Delaware corporation (the "BORROWER"), the several lenders from time to time party to the Credit Agreement (as defined below) and BANK OF AMERICA, N.A., a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT").

                                    RECITALS

         A. The Borrower, Holdings, various banks and other financial institutions or entities (collectively, the "BANKS"), the Administrative Agent, the Issuing Bank, the Syndication Agent and the Arrangers previously entered into that certain Credit Agreement dated as of March 25, 1998, as amended by the Amendment to Credit Agreement, dated as of April 24, 1998 (the "FIRST AMENDMENT"), among Holdings, the Borrower, the Banks and the Administrative Agent, as further amended by the Second Amendment to Credit Agreement, dated as of April 26, 1999 (the "SECOND AMENDMENT"), among Holdings, the Borrower, the Banks and the Administrative Agent, as further amended by the Waiver and Consent and Third Amendment to Credit Agreement, dated as of July 20, 1999 (the "WAIVER AND CONSENT AND THIRD AMENDMENT"), among Holdings, the Borrower, the Banks and the Administrative Agent, as further modified by the Waiver to Credit Agreement dated as of November 12, 1999 (the "WAIVER") among Holdings, the Borrower, the Banks and the Administrative Agent and as further amended by the Consent and Fourth Amendment to Credit Agreement dated as of March 8, 2000 (the "CONSENT AND FOURTH AMENDMENT") among, Holdings, the Borrower, the Banks and the Administrative Agent (such Credit Agreement, as amended by the First Amendment, the Second Amendment, the Waiver and Consent and Third Amendment, the Waiver and the Consent and Fourth Amendment, collectively, the "CREDIT AGREEMENT").

         B. The Borrower, Holdings, the Banks and the Administrative Agent desire to amend the Credit Agreement as set forth herein.


         NOW, THEREFORE, in consideration of the terms and conditions set forth herein, any extension of credit or other financial accommodation heretofore, now or


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hereafter made by any of the Banks or the Administrative Agent to the Borrower
and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1. Recitals. The foregoing recitals are accurate and are incorporated herein and made a part hereof.

2. Definitions and References. Each initially capitalized term used herein without definition shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise specified, references to an article, a section, a subsection, a schedule or an exhibit are to the Credit Agreement.

3. Amendment. It is hereby agreed that the Credit Agreement shall be amended, effective as of the Effective Date (as defined below), as follows:

(a) Section 1.01 (Defined Terms): "Adjusted Consolidated EBITDA". The definition of "Adjusted Consolidated EBITDA" in Section 1.01 of the Credit Agreement shall be amended by the deletion of the existing definition and its replacement by the following:

"Adjusted Consolidated EBITDA" means, for any Measurement Period, Consolidated EBITDA for such Measurement Period, adjusted by adding thereto up to the Applicable Amount of Development Costs actually incurred by Holdings and it Subsidiaries for such Measurement Period in connection with a Specified Project (as defined below); provided that such Development Costs shall only be added back to the extent that the same reduced Consolidated Net Income for such Measurement Period. For these purposes, and in respect of the Measurement Periods specified below, the "Applicable Amount" of Development Costs shall be as follows:

             Measurement Period                             Applicable Amount of
           (fiscal quarter ending)                           Development Costs
           ------------------------                          -----------------
           December 31, 2000                                    $ 4,000,000
           March 31, 2001                                       $ 3,000,000
           June 30, 2001                                        $ 3,000,000
           September 30, 2001                                   $ 3,000,000
           December 31, 2001 and each fiscal                    $ 2,500,000
           quarter thereafter

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provided that the Applicable Amount of Development Costs for all Measurement
Periods from (and including) the fiscal quarter ending March 31, 2000 to (and including) the fiscal quarter ending December 31, 2000 shall be increased by the amount of Development Costs actually incurred by Holdings and its Subsidiaries for such Measurement Periods in connection with the Specified Project stated under clause (i) of the definitions thereof below but only to the extent that such Development Costs do not exceed, in aggregate, the cash consideration received by the Borrower in respect of such sale.

For the purposes of this definition, "Specified Project" means the development of: (i) the business comprising "The Daily Deal" publication, (ii) the business of Professional On Line, Inc., (iii) the Borrower's high-end newsletter initiative, (iv) the Borrower's "Directory Publishing" division, (v) an international network of offices of the Borrower as part of the "International Expansion" initiative, and (vi) the Borrower's content licensing and syndication initiative.

(b) Section 1.01 (Defined Terms): "Level VII". Section 1.01 of the Credit Agreement shall be further amended by inserting therein the definition of "Level VII" in the appropriate alphabetical order.

(c) Section 2.01 (Amounts and Terms of Commitments). Concurrently with the consummation of the acquisition of Haslam Publications, a California partnership ("Haslam"), in accordance with the terms of the Credit Agreement (as amended hereby)(but only so long as such acquisition is consummated on or before June 30, 2001), Section 2.01(b) of the Credit Agreement shall be amended by replacing the amount "$22,500,000" where it appears in such Section with the amount "$29,000,000".

(d) Section 2.09 (Interest). Section 2.09(a)(ii) of the Credit Agreement shall be amended by deleting the existing Applicable Margin table and substituting therefor the following:

                                                                      APPLICABLE MARGIN
                                                                ------------------------------
                                                                EURODOLLAR               BASE
                                                                   RATE                  RATE
                                                                ----------              ------
Consolidated Total Leverage Ratio is less than 5.00 to            1.750%                0.750%
1.00 ("Level I")


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


                                                                      APPLICABLE MARGIN
                                                                ------------------------------
                                                                EURODOLLAR               BASE
                                                                   RATE                  RATE
                                                                ----------              ------
Consolidated Total Leverage Ratio is less than 5.50 to            2.125%                1.125%
1.0 but greater than or equal to 5.00 to 1.00  ("Level
II")

Consolidated Total Leverage Ratio is less than 6.00 to            2.375%                1.375%
1.00 but greater than or equal to 5.50 to 1.00  ("Level
III")

Consolidated Total Leverage Ratio is less than 6.50 to            2.625%                1.625%
1.00 but greater than or equal to 6.00 to 1.00  ("Level
IV")

Consolidated Total Leverage Ratio is less than 7.00 to            2.750%                1.750%
1.00 but greater than or equal to 6.50 to 1.00  ("Level
V")

Consolidated Total Leverage Ratio is equal to or less             3.000%                2.000%
than 7.50 to 1.00 but greater than or equal to 7.00 to
1.00  ("Level VI")

Consolidated Total Leverage Ratio is greater than 7.50            3.250%                2.250%
to 1.00  ("Level VII")

(e) Section 2.10 (Fees). Section 2.01(a) of the Credit Agreement shall be amended by (i) adding the following at the end of the table appearing therein:

         "Level VII                 0.500%"

and (ii) deleting the reference to "Level VI" appearing in the first proviso thereof and in the penultimate sentence thereof and replacing it in each such place with a reference to "Level VII".


(f) Section 3.08 (Letter of Credit Fees). Section 3.08(a) of the Credit Agreement shall be amended by (i) deleting the table appearing therein and inserting the following new table in lieu thereof:

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         "Consolidated Total Leverage Ratio


         Level I                    1.750%
         Level II                   2.125%
         Level III                  2.375%
         Level IV                   2.625%
         Level V                    2.750%
         Level VI                   3.000%
         Level VII                  3.250%"

and (ii) deleting the reference to "Level VI" appearing in the first proviso thereof and in the penultimate sentence thereof and replacing it in each such place with a reference to "Level VII".

(g) Section 8.02 (Consolidation, Merger, Purchase or Sale of Assets etc.). Notwithstanding any provision in Section 8.02(ix) of the Credit Agreement to the contrary, neither the Borrower nor any of its Wholly-Owned Subsidiaries may consummate a Permitted Acquisition unless, in addition to satisfying all of the requirements set forth in Section 8.02(ix) of the Credit Agreement, Holdings and the Borrower also satisfy the following additional requirements: (A) Immediately prior to the consummation of any Permitted Acquisition, the Consolidated Total Leverage Ratio shall be less than 6.75:1.00, (B) immediately after giving effect to the consummation of any Permitted Acquisition, the Consolidated Total Leverage Ratio shall be less than 6.75:1:00, with such Consolidated Total Leverage Ratio in the case of this clause (B) to be calculated on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the relevant Measurement Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Measurement Period), and (C) at least 10 Business Days prior to the consummation of any Permitted Acquisition, Holdings shall have delivered to the Administrative Agent and each of the Banks a certificate of a Responsible Officer of Holdings certifying and showing the calculations therefor (in reasonable detail) that Holdings is in compliance with the provisions of preceding clauses (A) and (B); provided, however, the additional requirements set forth in preceding clauses
(A), (B) and (C) of this paragraph (g) shall not apply (x) to any Permitted Acquisition which is funded solely with new cash equity received by Holdings and which is contributed to the Borrower and/or with Holdings Common Stock or Qualified Holdings Preferred Stock or (y) to the acquisition of Haslam so


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long as the aggregate consideration in respect thereof does not exceed
$7,000,000 and such acquisition is consummated on or before June 30, 2001.

(h) Section 8.07 (Consolidated Interest Coverage Ratio). The table set forth in
Section 8.07 of the Credit Agreement shall be amended by deleting the existing table and substituting therefor the new table set forth below:

                  "Fiscal Quarter Ending             Ratio
                   ---------------------             -----
                  December 31, 2000                  1.60:1.00
                  March 31, 2001                     1.60:1.00
                  June 30, 2001                      1.65:1.00
                  September 30, 2001                 1.75:1.00
                  December 31, 2001 and the last     2.00:1.00".
                  day of each fiscal quarter
                  thereafter

(i) Section 8.09 (Maximum Total Leverage Ratio). Section 8.09 of the Credit Agreement shall be amended by deleting the existing table of periods and corresponding ratios and substituting therefor the following:

                  "Period                            Ratio
                   ------                            -----
                  December 31, 2000 through and      7.60:1.00
                  including March 30, 2001

                  March 31, 2001 through and         7.60:1.00
                  including June 29, 2001

                  June 30, 2001 through and          7.40:1.00
                  including September 29, 2001

                  September 30, 2001 through and     7.20:1.00
                  including December 30, 2001

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                  December 31, 2001 through and      6.50:1.00
                  including March 30, 2002

                  March 31, 2002 through and         6.50:1.00
                  including June 29, 2002

                  June 30, 2002 through and          6.25:1.00
                  including September 29, 2002

                  September 30, 2002 through and     6.25:1.00
                  including December 30, 2002

                  December 31, 2002 and thereafter   6.00:1.00".

4. Fees. In consideration for the amendments herein contained, the Borrower and Holdings agree that (a) the deferred fee of $50,000 from the Consent and Fourth Amendment shall be payable by the Borrower to the Administrative Agent (for the pro rata distribution to the Banks) on the earlier of (i) the date on which such fee is otherwise due and payable pursuant to the Consent and Fourth Amendment and (ii) the date on which the cap of $22,500,000 referred to in Section 2.01(b) of the Credit Agreement is raised pursuant to Section 2.01(b) of the Credit Agreement (as amended hereby), and (b) an additional fee payable by the Borrower to each Bank that executes and delivers a signed counterpart of this Fifth Amendment to the Administrative Agent on or before 5:00 p.m. (New York time) on January 10, 2001 equal to 25 basis points on the amount of each such Bank's Revolving Commitment.

5. Conditions to Effectiveness. Provided that no unwaived Default or Event of Default shall then exist, this Fifth Amendment shall be deemed to be effective upon the Administrative Agent's receipt of:

(a) one or more duly executed original or facsimile counterparts of this Fifth Amendment executed by the Borrower, Holdings, the Administrative Agent and the Banks;

(b) the fee referred to in Section 4(b) hereof;

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(c) true, complete and accurate copies, duly certified by an officer of the
Borrower and Holdings, respectively, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Fifth Amendment, and any other document, instrument or agreement executed or delivered in connection therewith by the Borrower or Holdings; and

(d) such other documents, instruments or agreements as the Administrative Agent may reasonably request.

         The date on which all such conditions are satisfied being the "EFFECTIVE DATE".

6. Representations and Warranties. In order to induce the Administrative Agent and the Banks to enter into this Fifth Amendment, the Borrower and Holdings hereby represent, warrant and certify to each of the Administrative Agent and the Banks that, after giving effect to this Fifth Amendment, as of the date of this Fifth Amendment and as of the Effective Date:

(a) no Default or Event of Default exists;

(b) each and every representation and warranty contained in the Loan Documents is true, correct, complete and accurate with the same effect as if then made, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true, correct, complete and accurate on and as of such earlier date); and

(c) the Borrower and Holdings are in compliance with all of the covenants contained in the Loan Documents.

7. Full Force and Effect. Except as specifically modified or amended by the terms of this Fifth Amendment, the Loan Documents and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

8. Indemnities. The Borrower and Holdings shall, jointly and severally, indemnify and hold the Banks, the Administrative Agent, their assignees and participants and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, "INDEMNIFIED PARTIES") harmless from any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or


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disbursements of any kind or nature whatsoever incurred by the Indemnified
Parties, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person including, without limitation, officers, directors, agents, trustees, creditors, partners, shareholders or affiliates of the Borrower, Holdings and their respective Subsidiaries, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Fifth Amendment or any other document executed in connection herewith, provided that the Borrower and Holdings shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any of the Indemnified Parties seeking such indemnification. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Fifth Amendment, and shall not in any way limit or modify the provisions of Section 12.05 of the Credit Agreement.

9. Counterparts. This Fifth Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10. Miscellaneous. This Fifth Amendment shall be binding upon all the parties to the Credit Agreement and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Administrative Agent and the Banks and their respective successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of choice of law.

                       [INDIVIDUAL SIGNATURE PAGES FOLLOW]



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              IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  BANK OF AMERICA, N.A. (as successor in
                                  interest to BANK OF AMERICA NATIONAL
                                  TRUST AND SAVINGS ASSOCIATION), as
                                  Administrative Agent


                                  By:  /s/ Bank of America, N.A.
                                     ------------------------------------
                                      Name:
                                     Title:

                                  BANK OF AMERICA, N.A. (as successor in
                                  interest to BANK OF AMERICA NATIONAL
                                  TRUST AND SAVINGS ASSOCIATION), as a Bank

                                  By:  /s/ Bank of America, N.A.
                                     ------------------------------------
                                      Name:
                                     Title:

                                  FLEET NATIONAL BANK (formerly known
                                  as BANKBOSTON, N.A.), as a Bank

                                  By:
                                     ------------------------------------
                                      Name:
                                     Title:

                                  CREDIT LYONNAIS, as a Bank

                                  By:  /s/ Credit Lyonnais
                                     ------------------------------------
                                      Name:
                                     Title:



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                                  AMERICAN LAWYER MEDIA HOLDINGS, INC.

                                  By:  /s/ American Lawyer Media Holdings, Inc.
                                     ----------------------------------------
                                      Name:
                                     Title:

                                  AMERICAN LAWYER MEDIA, INC.


                                  By:  /s/ American Lawyer Media, Inc.
                                     -------------------------------------
                                      Name:
                                     Title:



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